Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 2 to Form S-1, of our report dated November 15, 2020, relating to the balance sheet of L&F Acquisition Corp. as of August 28, 2020, and the related statements of operations, changes in shareholder’s equity and cash flows for the period from August 20, 2020 (inception) through August 28, 2020, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
November 15, 2020